Exhibit 11



                        W.W. Grainger, Inc. and Subsidiaries
             COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE


                                                         1995         1994
   Nine months ended September 30:                      ------       ------

   Average number of common shares outstanding
   during the period                                  50,799,957   50,727,391
   Common equivalent shares (a):
   Shares issuable under outstanding options           1,225,419    1,465,984
   Shares which could have been purchased based
   upon the average market value for the period          813,606      946,921
                                                      ----------    ---------
                                                         411,813      519,063

   Dilutive effect of exercised options
   prior to being exercised                                8,519        6,806
                                                      ----------    ---------
   Shares for the portion of the period that
   the options were outstanding                          420,332      525,869
                                                      ----------    ---------
   Average number of common and common equivalent
   shares outstanding during the period               51,220,289   51,253,260
                                                      ==========   ==========

   Net earnings                                     $135,488,000 $126,907,000
                                                    ============ ============
   Net earnings per common and common equivalent
   share                                                   $2.65        $2.48
                                                           =====        =====
   Three months ended September 30:

   Nine months ended September 30, from above              $2.65        $2.48

   Six months ended June 30, as previously reported         1.69         1.64
                                                           -----        -----
   Net earnings per common and common equivalent
   share for the three months ended September 30           $0.96        $0.84
                                                           =====        =====



   (a) Does not include options which are not dilutive. Effect under fully diluted computation is not material.

   (32)